Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (October 29, 2013) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $7,361,000, or $0.45 per diluted share, for the three months ended September 30, 2013. These results compare to earnings of $5,020,000, or $0.31 per diluted share reported by the Company for the three months ended September 30, 2012.

Total assets of the Company increased $116,625,000 (4.6%) to $2,632,106,000 at September 30, 2013 from $2,515,481,000 at September 30, 2012. Total loans increased $81,404,000 (5.2%) to $1,657,051,000 at September 30, 2013 from $1,575,647,000 at September 30, 2012. Total investment securities increased $125,045,000 (68.2%) to $308,477,000 at September 30, 2013 from $183,432,000 at September 30, 2012. Total deposits increased $91,672,000 (4.2%) to $2,293,311,000 at September 30, 2013 from $2,201,639,000 at September 30, 2012. Cash and due from banks decreased $81,344,000 (13.1%) to $541,150,000 at September 30, 2013 from $622,494,000 at September 30, 2012.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended September 30,

(dollars in thousands)	2013	2012	$ Change	% Change
Net Interest Income	$26,367	$25,631	$736	2.9%
Benefit from (provision for) loan losses	393	(532)	925	(173.9%)
Noninterest income	9,127	9,127	0	0.0%
Noninterest expense	(23,616)	(25,590)	1,974	(7.7%)
Provision for income taxes	(4,910)	(3,616)	(1,294)	35.8%

Net income	$7,361	$5,020	$2,341	46.6%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Earning assets
Loans	$1,635,506	$25,123	6.14%	$1,608,511	$23,883	5.94%	$1,573,816	$25,530	6.49%
Investments - taxable	249,901	1,863	2.98%	164,907	1,229	2.98%	195,951	1,455	2.97%
Investments - nontaxable	20,809	275	5.29%	17,108	240	5.61%	9,561	173	7.24%
Cash at Federal Reserve and other banks	498,978	378	0.30%	632,292	494	0.31%	571,837	372	0.26%

Total earning assets	2,405,194	27,639	4.60%	2,422,818	25,846	4.27%	2,351,164	27,530	4.68%

Other assets, net	198,049			161,916			168,095

Total assets	$2,603,243			$2,584,734			$2,519,259

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$522,784	145	0.11%	$518,961	125	0.10%	$479,565	196	0.16%
Savings deposits	800,126	249	0.12%	782,339	246	0.13%	757,491	314	0.17%
Time deposits	307,957	460	0.60%	322,668	484	0.60%	359,507	596	0.66%
Other borrowings	7,693	1	0.05%	7,596	1	0.05%	41,852	395	3.78%
Trust preferred securities	41,238	314	3.05%	41,238	311	3.02%	41,238	333	3.23%

Total interest-bearing liabilities	1,679,798	1,169	0.28%	1,672,802	1,167	0.28%	1,679,652	1,834	0.44%

Noninterest-bearing deposits	643,175			635,503			577,523
Other liabilities	36,494			36,444			35,227
Shareholders’ equity	243,776			239,985			226,857

Total liabilities and shareholders’ equity	$2,603,243			$2,584,734			$2,519,259

Net interest rate spread			4.32%			3.99%			4.24%
Net interest income/net interest margin (FTE)		26,470	4.40%		24,679	4.07%		25,696	4.37%

FTE adjustment		(103)			(90)			(65)

Net interest income (not FTE)		$26,367			$24,589			$25,631

Net interest income (FTE) during the three months ended September 30, 2013 increased $774,000 (3.0%) from the same period in 2012 to $26,470,000. The increase in net interest income (FTE) was primarily due to increased loan and investment balances that were funded by reducing lower yielding cash at the Federal Reserve Bank. A decrease in the average balance of other borrowings also helped to increase net interest income from the year-ago quarter. Average loan and investment balances increased $61,690,000 (3.9%) and $65,199,000 (31.7%), respectively, and added $1,001,000 and $605,000 to net interest income, respectively, when compared to the year-ago quarter. Included in the increase in average loan balances was the effect of the purchase of $60,647,000 of residential real estate loans in the quarter ended June 30, 2013. The increase in the average balance of investments was due to the Company’s decision to deploy some of its excess cash at the Federal Reserve Bank into higher yielding investments during the quarters ended June 30 and September 30, 2013. The average balance of other borrowings decreased $34,158,000 (81.6%) as the Company paid off a $50,000,000 borrowing on August 30,2012, and this reduction in other borrowings added $323,000 to net interest income when compared to the year-ago quarter. These favorable changes in asset and liability balances were partially offset by a 35 basis point decrease in the average yield on loans to 6.14% that decreased net interest income by $1,408,000 when compared to the year-ago quarter. The decrease in loan yields from the year-ago quarter is due mainly to the repricing of existing loans and the origination of new loans at current market yields that are lower than the yields that existed at earlier repricing and origination dates. Accretion of loan purchase discounts totaling $2,153,000 and $1,807,000 are included in net interest income for the three months ended September 30, 2013 and 2012, respectively. Decreases in rates paid for all categories of interest bearing liabilities added $292,000 to net interest income when compared to the year-ago quarter.

Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion becomes less and less as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The Company benefited from a $393,000 reversal of provision for loan losses in the third quarter of 2013 versus a provision for loan losses of $532,000 in the third quarter of 2012. The level of provision for loan losses during the third quarter of 2013 was due primarily to a decrease in the required allowance for loan losses as of September 30, 2013 when compared to the required allowance for loan losses as of June 30, 2013 less net charge-offs during the three months ended September 30, 2013. The decrease in the required allowance for loan losses during the quarter ended September 30, 2013 was due primarily to reduced impaired loans, improvements in estimated cash flows and collateral values for the remaining and newly impaired loans, and reductions in historical loss factors that, in part, determine the required loan loss allowance for performing loans in accordance with the Company’s allowance for loan losses methodology.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	September 30,
(dollars in thousands)	2013	2012	$ Change	% Change
Service charges on deposit accounts	3,353	3,617	($264)	(7.3%)
ATM fees and interchange	2,132	1,877	255	13.6%
Other service fees	562	567	(5)	(0.9%)
Mortgage banking service fees	434	403	31	7.7%
Change in value of mortgage servicing rights	181	(681)	862	(126.6%)

Total service charges and fees	6,662	5,783	879	15.2%

Gain on sale of loans	1,083	1,430	(347)	(24.3%)
Commission on NDIP	692	803	(111)	(13.8%)
Increase in cash value of life insurance	531	450	81	18.0%
Change in indemnification asset	(461)	(94)	(367)	390.4%
Gain on sale of foreclosed assets	313	418	(105)	(25.1%)
Other noninterest income	307	337	(30)	(8.9%)

Total other noninterest income	2,465	3,344	(879)	(26.3%)

Total noninterest income	9,127	9,127	$0	0.0%

Noninterest income was $9,127,000 during the three months ended September 30, 2013, and was unchanged when compared to the three months ended September 30, 2012. Increases in ATM and interchange fees and change in value of mortgage servicing rights were offset by decreases in service charges on deposit accounts, gain on sale of loans, and change in indemnification asset. ATM and interchange fees increased $255,000 to $2,132,000 due to increased interchange fees from an ongoing effort to expand this business line. Change in value of mortgage servicing rights had an improvement of $862,000 going from a negative contribution of $681,000 in the three months ended September 30, 2012 to a positive contribution of $181,000 in the three months ended September 30, 2013. The $681,000 negative contribution from change in value of mortgage servicing rights in the quarter ended September 30, 2012 was due to decreased expected life of such assets, and an increase in market discount rates for such assets during the quarter ended September 30, 2012. The $181,000 positive contribution from change in value of mortgage servicing rights in the quarter ended September 30, 2013 was due to increased expected life of such assets during the quarter ended September 30, 2013. Service charges on deposit accounts decreased $264,000 to $3,353,000 due to reduced customer overdrafts and a resulting decrease in non-sufficient funds fees. Gain on sale of loans decreased $347,000 to $1,083,000 due to increased mortgage rates and a resulting decrease in mortgage refinance activity from the year-ago quarter. Change in indemnification asset was a negative contribution of $461,000 in the quarter ended September 31, 2013 compared to a negative contribution of $94,000 in the quarter ended September 30, 2012. This $367,000 increase in negative contribution from change in indemnification asset is reflective of continued and larger decreases in estimated future losses from covered assets. Such decreases in estimated losses from covered loans are also reflected in decreases in the Company’s provision for loan losses that offset this negative contribution from change in indemnification asset.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended
	September 30,
(dollars in thousands)	2013	2012	$ Change	% Change
Salaries	$8,716	$8,337	$379	4.5%
Commissions and incentives	1,166	1,254	(88)	(7.0%)
Employee benefits	2,979	2,771	208	7.5%

Total salaries and benefits expense	12,861	12,362	499	4.0%

Occupancy	1,925	1,851	74	4.0%
Equipment	1,089	1,138	(49)	(4.3%)
Change in reserve for unfunded commitments	(335)	(35)	(300)	857.1%
Data processing and software	1,184	1,017	167	16.4%
Telecommunications	629	553	76	13.7%
ATM network charges	626	529	97	18.3%
Professional fees	741	832	(91)	(10.9%)
Advertising and marketing	492	710	(218)	(30.7%)
Postage	269	230	39	17.0%
Courier service	217	270	(53)	(19.6%)
Intangible amortization	53	52	1	1.9%
Operational losses	137	171	(34)	(19.9%)
Provision for foreclosed asset losses	47	433	(386)	(89.1%)
Foreclosed asset expense	48	284	(236)	(83.1%)
Assessments	572	590	(18)	(3.1%)
Legal settlement	339	2,090	(1,751)	(83.8%)
Other	2,722	2,513	209	8.3%

Total other noninterest expense	10,755	13,228	(2,473)	(18.7%)

Total noninterest expense	$23,616	$25,590	($1,974)	(7.7%)

Salary and benefit expenses increased $499,000 (4.0%) to $12,861,000 during the three months ended September 30, 2013 compared to the three months ended September 30, 2012. Base salaries increased $379,000 (4.5%) to $8,716,000 during the three months ended September 30, 2013 versus the year ago period due mainly to annual merit increases, and the addition of several higher compensated management positions, while the average number full-time equivalent staff decreased to 732 from 740 in the year-ago quarter. Incentive and commission related salary expenses decreased $88,000 (7.0%) to $1,166,000 during three months ended September 30, 2013 due primarily to decreases in production related incentives. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $208,000 (7.5%) to $2,979,000 during the three months ended September 30, 2013 due primarily to increased health insurance and workers compensation insurance expenses.

Other noninterest expenses decreased $2,473,000 (18.7%) to $10,755,000 during the three months ended September 30, 2013 when compared to the three months ended September 30, 2012. The decrease in other noninterest expense was due primarily a $1,751,000 decrease in legal settlement expense to $339,000, a $622,000 (86.8%) decrease in the provision for, and expenses related to, foreclosed assets to $95,000, a $218,000 (30.7%) decrease in advertising and marketing expense to $492,000, and a $300,000 increase in reversal of provision for losses for unfunded commitments to a reversal of $335,000. Data processing and software expense was up $167,000 (16.4%) to $1,184,000. The decrease in foreclosed asset provision and expenses was due to increased property values and a reduction in foreclosed assets from $12,743,000 at June 30, 2012 to $4,140,000 at September 30, 2013. The decrease in advertising and marketing expense from the year ago period was due to cost savings efforts in this area. The increase in reversal of provision for losses for unfunded commitments was due to a decrease in construction loan related commitments and a decrease in historical loss rates.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2012. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 38-year history in the banking industry. It operates 41 traditional branch locations and 24 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Statement of Income Data
Interest income	$27,536	$25,756	$25,806	$26,143	$27,465
Interest expense	1,169	1,167	1,237	1,372	1,834
Net interest income	26,367	24,589	24,569	24,771	25,631
(Benefit from) provision for loan losses	(393)	614	(1,108)	1,524	532
Noninterest income:
Service charges and fees	6,662	6,693	5,929	6,035	5,783
Other income	2,465	3,438	4,289	3,976	3,344
Total noninterest income	9,127	10,131	10,218	10,011	9,127
Noninterest expense:
Base salaries net of deferred loan origination costs	8,716	8,508	8,348	8,324	8,337
Incentive compensation expense	1,166	1,299	1,286	1,162	1,254
Employee benefits and other compensation expense	2,979	3,083	3,327	2,852	2,771
Total salaries and benefits expense	12,861	12,890	12,961	12,338	12,362
Other noninterest expense	10,755	10,619	8,640	12,788	13,228
Total noninterest expense	23,616	23,509	21,601	25,126	25,590
Income before taxes	12,271	10,597	14,294	8,132	8,636
Net income	$7,361	$6,325	$8,477	$4,722	$5,020
Share Data
Basic earnings per share	$0.46	$0.39	$0.53	$0.30	$0.31
Diluted earnings per share	$0.45	$0.39	$0.53	$0.29	$0.31
Book value per common share	$15.27	$14.90	$14.75	$14.33	$14.21
Tangible book value per common share	$14.24	$13.87	$13.71	$13.30	$13.16
Shares outstanding	16,076,662	16,065,469	16,005,191	16,000,838	15,992,893
Weighted average shares	16,073,864	16,027,557	16,002,482	15,996,137	15,992,893
Weighted average diluted shares	16,230,160	16,134,510	16,091,150	16,064,685	16,051,876
Credit Quality
Nonperforming originated loans	$53,261	$52,661	$54,763	$61,769	$66,654
Total nonperforming loans	61,384	61,466	63,963	72,516	81,611
Foreclosed assets, net of allowance	4,140	5,054	6,124	7,498	10,185
Loans charged-off	985	1,947	2,771	4,006	3,368
Loans recovered	1,119	1,065	1,098	983	1,133
Selected Financial Ratios
Return on average total assets	1.13%	0.98%	1.30%	0.74%	0.80%
Return on average equity	12.08%	10.54%	14.51%	8.20%	8.85%
Average yield on loans	6.14%	5.94%	6.22%	6.16%	6.49%
Average yield on interest-earning assets	4.60%	4.27%	4.25%	4.40%	4.68%
Average rate on interest-bearing liabilities	0.28%	0.28%	0.29%	0.33%	0.44%
Net interest margin (fully tax-equivalent)	4.40%	4.07%	4.05%	4.17%	4.37%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	$140	$129	$167	$42	$24
Discount accretion PCI - other loans	898	732	597	979	1,192
Discount accretion PNCI loans	1,115	815	766	841	591
All other loan interest income	22,970	22,207	22,542	22,383	23,723
Total loan interest income	25,123	23,883	24,072	24,245	25,530

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Balance Sheet Data
Cash and due from banks	$541,150	$592,155	$802,271	$748,899	$622,494
Securities, available for sale	115,215	127,519	144,454	163,027	183,432
Securities, held to maturity	193,262	85,643	—	—	—
Federal Home Loan Bank Stock	9,163	9,163	9,647	9,647	9,647
Loans held for sale	3,247	6,582	7,931	12,053	14,937
Loans:
Commercial loans	133,616	128,410	115,483	135,528	145,469
Consumer loans	389,711	387,217	376,063	386,111	388,844
Real estate mortgage loans	1,091,475	1,097,446	1,010,249	1,010,130	1,007,432
Real estate construction loans	42,249	38,967	30,567	33,054	33,902
Total loans, gross	1,657,051	1,652,040	1,532,362	1,564,823	1,575,647
Allowance for loan losses	(39,340)	(39,599)	(39,867)	(42,648)	(44,146)
Foreclosed assets	4,140	5,054	6,124	7,498	10,185
Premises and equipment	31,246	31,194	29,468	26,985	24,083
Cash value of life insurance	51,919	51,388	51,008	50,582	50,742
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	935	987	1,040	1,092	1,144
Mortgage servicing rights	6,049	5,571	4,984	4,552	4,485
FDIC indemnification asset	861	1,441	1,807	1,997	2,485
Accrued interest receivable	6,450	7,339	7,201	6,636	7,638
Other assets	35,239	35,935	38,484	38,607	37,189
Total assets	2,632,106	2,587,931	2,612,433	2,609,269	2,515,481
Deposits:
Noninterest-bearing demand deposits	656,266	645,461	639,420	684,833	592,529
Interest-bearing demand deposits	524,897	514,088	531,695	503,465	483,557
Savings deposits	811,182	791,978	786,352	762,919	767,244
Time certificates	300,966	315,175	328,083	338,485	358,309
Total deposits	2,293,311	2,266,702	2,285,550	2,289,702	2,201,639
Accrued interest payable	937	944	975	1,036	1,139
Reserve for unfunded commitments	2,875	3,210	3,175	3,615	2,555
Other liabilities	33,667	29,936	37,340	35,122	32,449
Other borrowings	14,626	6,575	8,125	9,197	9,264
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,386,654	2,348,605	2,376,403	2,379,910	2,288,284
Total shareholders’ equity	245,452	239,326	236,030	229,359	227,197
Accumulated other comprehensive gain	132	49	1,538	2,159	3,635
Average loans	1,635,506	1,608,511	1,548,565	1,574,329	1,573,816
Average interest-earning assets	2,405,194	2,422,818	2,434,920	2,383,226	2,351,164
Average total assets	2,603,243	2,584,734	2,609,794	2,565,307	2,519,259
Average deposits	2,274,042	2,259,471	2,287,539	2,247,776	2,174,085
Average total equity	$243,776	$239,985	$233,679	$230,296	$226,857
Total risk based capital ratio	14.9%	14.7%	15.2%	14.5%	14.4%
Tier 1 capital ratio	13.6%	13.5%	13.9%	13.3%	13.1%
Tier 1 leverage ratio	10.4%	10.2%	9.9%	9.8%	9.9%
Tangible capital ratio	8.8%	8.7%	8.5%	8.2%	8.4%